Exhibit 99.3

For Immediate Release

NEWTEK BUSINESS SERVICES ACQUIRES CONTROLLING INTEREST IN CDS

New York, N.Y. – March 20, 2007 – Newtek Business Services, Inc. (NASDAQ:NEWT) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market under the Newtek™ brand, today announced that it has acquired a majority economic and controlling interest in CDS Business Services, Inc. Newtek provided $3 million in financing to CDS through investments made by three certified capital companies and acquired a controlling interest in CDS. CDS provides receivable financing, along with billing and collection services to small and medium sized businesses in the United States (www.myreceivables.com). The company has been in business for well over 30 years and Newtek will leverage its management and administrative experience to grow its business. Some of the Newtek funds will be used for working capital and some will be used to support a new $10 million dollar secured credit facility issued to the company by Wells Fargo Business Credit, a division of Wells Fargo Bank, N.A..

Len Leff president and CEO said, “The Wells Fargo facility combined with Newtek’s Capco capital commitment should enable the company to grow, hire additional personnel and generate profits for many years to come. We look forward to our future in our new head quarters in the West Hempstead Empire Zone, on 60 Hempstead Ave., Long Island, New York.”

Barry Sloane, Chairman and CEO of Newtek Business Services stated: “We are thrilled to have consummated this financing with CDS. We are also pleased that we were able to arrange a $10 million dollar secured credit facility for CDS with Wells Fargo Business Credit to support the receivables financing. We believe that CDS adds an important additional offering to our lending platform. We will now be able to offer receivables financing to our small and medium-sized clients in addition to SBA term financing. In the foreseeable future, we endeavor to become known as the resource for small businesses to come to for most of all of their commercial financing needs.”

About Newtek Business Services, Inc.

Newtek Business Services, Inc. is a direct distributor to the small to medium-sized business market under the Newtek TM brand. According to the U.S. Small Business Administration there are over 25.8 million small businesses in the United States, which in total represent 99.7% of all employer firms, generate 60 – 80% of all new jobs annually and create more than 50% of non-farm private GDP. Since 1999, Newtek has helped these business owners realize their potential by providing them with the essential tools needed to manage and grow their businesses. Newtek focuses on providing its 75,000 business accounts with access to financial, management and technological resources that enable them to better grow and compete in today’s marketplace. Newtek’s products and services include:

•	Business Lending: Business loans to start up, acquire, or expand a business

•	Electronic Payment Processing: Credit card, debit card, check conversion, and ACH solutions

•	Insurance Services: Nationwide commercial and personal lines of insurance

•	Outsourced Digital Bookkeeping: Bookkeeping and recordkeeping at a fraction of the cost of in-house staff

•	Web Hosting: Full service web host including domain registration and online shopping cart tools

•	Web Design and Development: Customized web design and development services for a powerful web presence

•	Tax Preparation and Advisory Services: Expert tax planning and consultation for your business

•	Data Backup, Storage and Retrieval: Fast, secure, off-site data backup, storage and retrieval

•	Business Plan Preparation: Professional business plan assistance providing a roadmap for success

•	Payroll: Payroll management processing to employee tax filling

For more information, go to www.newtekbusinessservices.com.

Statements in this press release including statements regarding Newtek’s beliefs, expectations, intentions or strategies for the future, may be “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management’s current expectations are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov

Contacts:

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com